6. CONSENT OF PRICEWATERHOUSECOOPERS LLP

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Annual Report on Form 40-F of Bema Gold Corporation (the “Company”) for the year ended December 31, 2003 and in the Company’s Registration Statements on Form S-8 (Registration Numbers 333-100643 and 333-108198) of our report dated March 12, 2004, relating to the consolidated financial statements, which appears in the 2003 Annual Report to Shareholders of the Company.

Chartered Accountants
/s/ PricewaterhouseCoopers LLP
Vancouver, BC, Canada
May 19, 2004